Exhibit 4.7
WAIVER AND FIFTH AMENDMENT
TO REVOLVING CREDIT, TERM LOAN AND
GUARANTY AGREEMENT

                WAIVER AND FIFTH AMENDMENT, dated as of May 15, 2003 (the "Amendment"), to the REVOLVING CREDIT, TERM LOAN AND GUARANTY AGREEMENT, dated as of December 24, 2002, among UNITED AIR LINES, INC., a Delaware corporation (the "Borrower"), a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, UAL CORPORATION, a Delaware corporation and the parent company of the Borrower (the "Parent") and all of the direct and indirect subsidiaries of the Borrower and the Parent signatory thereto (the "Subsidiaries" and together with the Parent, each a "Guarantor" and collectively the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, JPMORGAN CHASE BANK, a New York banking corporation ("JPMorgan Chase"), CITICORP USA, INC., a Delaware corporation ("CUSA"), BANK ONE, NA, a national banking corporation ("Bank One"), THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation ("CIT Group"), each of the other financial institutions from time to time party hereto (together with JPMorgan Chase, CUSA, Bank One and CIT Group, the "Lenders"), JPMORGAN CHASE BANK and CUSA, as co-administrative agents (together, the "Agents") for the Lenders and JPMORGAN CHASE BANK, as paying agent (in such capacity, the "Paying Agent") for the Lenders.

W I T N E S S E T H:

        WHEREAS, the Borrower, the Guarantors, the Lenders, the Paying Agent and the Agents are parties to that certain Revolving Credit, Term Loan and Guaranty Agreement, dated as of  December 24, 2002 (as heretofore amended and as the same may be further amended, modified or supplemented from time to time, the "Credit Agreement");

        WHEREAS, the Borrower and the Guarantors have requested that from and after the Effective Date (as hereinafter defined) of this Amendment, the Credit Agreement shall be amended as set forth herein subject to and upon the terms and conditions set forth herein;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.      As used herein, all terms that are defined in the Credit Agreement shall have the same meanings herein.

        2.     Waivers.  The Lenders hereby waive any Event of Default under Section 7.01(d) of the Credit Agreement or the occurrence of any event which with the passage of time or giving of notice or both would constitute an Event of Default under Section 7.01(d) of the Credit Agreement as a result of each of the following:  (i) the Borrower's failure to make certain principal and interest payments in connection with certain Section 1110 Assets; and (ii) the Borrower's and the Guarantors' failure to (x) provide the 45-day notice required by Section 6(c)(iii) of the SGR Agreement for the discontinuation or material modification of service on any Route and the 60-day notice required by Section 6(c)(iii) of the SGR Agreement for the suspension of service on Primary Routes in connection with the temporary suspension of service on the Routes reflected on Schedule 2 attached hereto for the periods set forth on such Schedule and (y) to the extent such provisions are applicable, comply, as a result of such temporary suspension, with any provisions of the Credit Agreement, including, but not limited to, the affirmative covenants set forth in Sections 5.14 and 5.15 of the Credit Agreement with respect to Primary Foreign Slot utilization and Primary Route and Supporting Route Facilities utilization, respectively.  The Lenders also hereby waive the Event of Default under Section 7.01(f) of the Credit Agreement as a result of the occurrence of corresponding defaults under the Bank One DIP, provided that the waiver set forth in this sentence shall not become effective until such similar defaults under the Bank One DIP have been waived and each Agent has received evidence satisfactory to it of such waiver.

        3.     Consent to Suspension of Routes.  (a) Notwithstanding anything to the contrary in the Credit Agreement and the SGR Agreement, the Lenders hereby consent to the temporary suspension of service on the Primary Routes reflected on Schedule 2, including the corresponding non-use of the Supporting Route Facilities relating to such Primary Routes, for the periods set forth on such Schedule.

                (b)       Notwithstanding anything to the contrary in the Credit Agreement and the SGR Agreement, the Lenders hereby consent to the reduced utilization of the Primary Foreign Slots reflected on Schedule 3(b) attached hereto for the period set forth on such Schedule as a result of the temporary suspension of service on the Primary Routes consented to in paragraph 3(a) of this Amendment.

                (c)       The Lenders hereby authorize the Collateral Agent to execute an amendment to the SGR Agreement (the "SGR Agreement Amendment"), substantially in the form of Exhibit A attached hereto.

        4.     Amendment to Section 5.04.  Section 5.04 of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof:

"; and provided, further, however, that this Section shall not be construed to require the Borrower to pay any obligation arising under any agreement with respect to Section 1110 Assets unless the Borrower is compelled by the Bankruptcy Court to make such payment (it being understood that the Borrower shall deliver to the Agents, as soon as available, but no later than 15 days after the end of each fiscal month, a report setting forth, for the immediately preceding month, all payments not made under any Section 1110 Asset agreements that have not yet been rejected)."         5.     Amendment to Section 6.01.  Section 6.01 of the Credit Agreement is hereby amended by (A) amending clause (xv) thereof in its entirety as follows: "(xv) Liens on cash collateral and fuel inventory (and the proceeds thereof) or Letters of Credit in an aggregate amount not in excess of $50,000,000 for all of such cash, fuel and Letters of Credit securing Indebtedness permitted pursuant to Section 6.03(vi) and (vii);"; (B) deleting the word "and" appearing at the end of clause (xvi); and (C) inserting the following new clause at the end thereof: "; and (xviii) Liens on the Borrower's right to receive a refund of unearned insurance premiums the payment of which is financed by Indebtedness permitted pursuant to Section 6.03(xv) granted in order to secure the Borrower's obligation in respect of such Indebtedness.".         6.     Amendment to Section 6.03. Section 6.03 of the Credit Agreement is hereby amended by (A) amending clause (ix) thereof by inserting the following text at the end of sub-clause (A) appearing therein: "unless (1) the interest expense, if any, on any scheduled payments deferred as a result of such refinancing is not paid currently but is recapitalized as principal or (2) such refinancing increases the principal amount of such refinanced Indebtedness but the overall effect on the aggregate amount of existing Indebtedness secured directly or indirectly by "equipment" described in Section 1110(a)(3) of the Bankruptcy Code is reduced, or the financing expenses in connection with all such Indebtedness is reduced (it being understood that any such increase in Indebtedness may not be granted Superpriority Claim status pursuant to Section 364(c)(1) of the Bankruptcy Code),"; (B) deleting the word "and" appearing at the end of clause (xiii); and (C) inserting the following new clause at the end thereof: "; and (xv) Indebtedness of the Borrower owed to one or more Persons in connection with the financing of certain insurance premiums in an aggregate amount not to exceed $20,000,000.".         7.     Conditions to Effectiveness.  This Amendment shall not become effective until the date (the "Effective Date") on which this Amendment shall have been executed by the Borrower, the Guarantors and the Required Lenders, and each Agent shall have received evidence satisfactory to it of such execution; provided that notwithstanding the occurrence of the Effective Date, the effect of this Amendment shall terminate and be of no further force or effect if (x) on or before June 20, 2003, the Bankruptcy Court shall not have entered an order satisfactory in form and substance to the Agents authorizing the payment by no later than June 20, 2003 by the Borrower (i) to the Paying Agent for the respective account of each Lender that has executed and delivered to each Agent a counterpart of this Amendment by not later than 5:00 p.m. (New York City time) on May 30, 2003, an amendment fee in an amount equal to 1/10 of 1% of such Lender's Tranche A Commitment and Tranche B Commitment on May 30, 2003 and (ii) of other fees referred to in that certain Fifth Amendment Fee Letter dated the date hereof, and (y) such amendment and other fees shall not have been paid in cash to the Paying Agent within one Business Day after entry of the order referred to above.

        8.     Ratification.  Except to the extent hereby amended, the Credit Agreement and each of the Loan Documents remain in full force and effect and are hereby ratified and affirmed.

        9.     Costs and Expenses.  The Borrower agrees that its obligations set forth in Section 10.05 of the Credit Agreement shall extend to the preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements of special counsel to the Agents.

        10.    References.  This Amendment shall be limited precisely as written and shall not be deemed (a) to be a consent granted pursuant to, or a waiver or modification of, any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein or (b) to prejudice any right or rights which the Agents or the Lenders may now have or have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed or delivered in connection therewith, such reference shall be deemed to mean the Credit Agreement as modified by this Amendment.

        11.    Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  A fax copy of a counterpart signature page shall serve as the functional equivalent of a manually executed copy for all purposes.

        12.    Applicable Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[SIGNATURE PAGES TO FOLLOW]

                IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Fifth Amendment to be duly executed as of the day and the year first written.

BORROWER:

UNITED AIR LINES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and
Chief Financial Officer

GUARANTOR:

UAL CORPORATION

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and
Chief Financial Officer

GUARANTOR:

UAL LOYALTY SERVICES, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

UAL COMPANY SERVICES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:

CONFETTI, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

MILEAGE PLUS HOLDINGS, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

MILEAGE PLUS MARKETING, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

MYPOINTS.COM, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

CYBERGOLD, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

ITARGET.COM, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

MYPOINTS OFFLINE SERVICES, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

UAL BENEFITS MANAGEMENT, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

UNITED BIZ JET HOLDINGS, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

BIZJET CHARTER, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

BIZJET FRACTIONAL, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

BIZJET SERVICES, INC.

By: /s/  Steven M. Rasher
Name:
Title:

GUARANTOR:

KION LEASING, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

PREMIER MEETING AND TRAVEL SERVICES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President and Treasurer

GUARANTOR:

UNITED AVIATION FUELS CORPORATION

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:

UNITED COGEN, INC.

By: /s/  Francesca M. Maher
Name: Francesca M. Maher
Title: Senior Vice President
        General Counsel and Secretary

GUARANTOR:

MILEAGE PLUS, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:

UNITED GHS, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

UNITED WORLDWIDE CORPORATION

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

UNITED VACATIONS, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: Vice President

GUARANTOR:

FOUR STAR LEASING, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

AIR WIS SERVICES, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

AIR WISCONSIN, INC.

By: /s/  Frederic F. Brace
Name: Frederic F. Brace
Title: President

GUARANTOR:

DOMICILE MANAGEMENT SERVICES, INC.

By: /s/  Francesca M. Maher
Name: Francesca M. Maher
Title: Senior Vice President
        General Counsel and Secretary

LENDERS:

JPMORGAN CHASE BANK,

By: /s/  Matthew H. Massie
Name: Matthew H. Massie
Title: Managing Director

CITICORP USA, INC.

By: /s/  James J. McCarthy
Name: James J. McCarthy
Title: Director and Vice President

BANK ONE, NA,

By: /s/  Patrick Fravel
Name: /s/  Patrick Fravel
Title: Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,

By: /s/  Vincent Belcastro
Name: Vincent Belcastro
Title: Vice President

ARES LEVERAGED INVESTMENT FUND II, L.P.

By: ARES Management II, L.P.
Its: General Partner

By: /s/  Seth J. Brufsky
Name: Seth J. Brufsky
Title: Vice President

ARE VI CLO LTD.

By: ARES CLO GP VI, LLC
Its Management Member

By: /s/  Seth J. Brufsky
Name: Seth J. Brufsky
Title: Vice President

ARES VII CLO LTD.

By: ARES CLO Management VII, L.P.,
Investment Manager

By: Ares CLO GP VII, LLC,
Its General Partner

By: /s/  Seth J. Brufsky
Name: Seth J. Brufsky
Title: Vice President

 AURUM CLO 2002-1 LTD.

By: Columbia Management Advisors, Inc.(f/k/a Stein Roe & Farnham Incorporated), As Investment Manager

By: /s/  Kathleen A Zarn
Name: Kathleen A Zarn
Title: Senior Vice President

BANK OF LINCOLNWOOD

By: /s/  Richard R. Robbins
Name: Richard R. Robbins
Title: President/COO

CASPIAN CAPITAL PARTNERS, LP

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

 CONNECTICUT GENERAL LIFE
INSURANCE COMPANY

By: /s/  Michael Ashton
Name: Michael Ashton
Title: Vice President

CREDIT AGRICOLE INDOSUEZ

By: /s/ Joseph D. Catarina
Name: Joseph D. Catarina
Title: Vice President

CREDIT AGRICOLE INDOSUEZ

By: /s/  Jean Flecheux
Name: Jean Flecheux
Title: First Vice President

 DRAWBRIDGE SPECIAL OPPORTUNITIES FUND LP

By: /s/  Marc K. Furstein
Name: Marc K. Furstein
Title: Chief Operating Officer

GOLDMAN SACHS CREDIT PARTNERS L.P.

By: /s/  Sandra Stulberger
Name: Sandra Stulberger
Title: Authorized Signatory

GULF STREAM - COMPASS CLO 2002-I, Ltd.

By: Gulf Stream Asset Management, LLC

By: /s/  Barry K. Love
Name: Barry K. Love
Title: Chief Credit Officer

HBK MASTER FUND, L.P.

By: /s/  David C. Daley
Name: David C. Daley
Title: Authorized Signatory

HEWETT'S ISLAND CDO, LTD.

By: CypressTree Investment Management Company, Inc., as Portfolio Manager

By: /s/  Preston I. Carnes, Jr.
Name: Preston I. Carnes, Jr.
Title: Managing Director

INDOSUEZ CAPITAL FUNDING IIA, LIMITED

By: Indosuez Capital as Portfolio Advisor

By: /s/  Andrew Brady
Name: Andrew Brady
Title: Vice President

INDOSUEZ CAPITAL FUNDING III, LIMITED

By: Indosuez Capital as Portfolio Advisor

By: /s/  Andrew Brady
Name: Andrew Brady
Title: Vice President

INDOSUEZ CAPITAL FUNDING VI, LIMITED

By: Indosuez Capital as Collateral Manager

By: /s/  Andrew Brady
Name: Andrew Brady
Title: Vice President

LIBERTY FLOATING RATE ADVANTAGE FUND

By: Columbia Management Advisors, Inc.(f/k/a Stein Roe & Farnham Incorporated), As Advisor

By: /s/  Kathleen A. Zarn
Name: Kathleen A. Zarn
Title: Senior Vice President

MARINER LDC

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

MARINER OPPORTUNITIES FUND, LP

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

MARINER OPPORTUNITIES II, LP

By: /s/  Charles R. Howe II
Name: Charles R. Howe II
Title: Treasurer

PERRY PRINCIPALS, L.L.C.

By: /s/  N. Klipper
Name: N. Klipper
Title: Managing Director

REGIMENT CAPITAL, LTD.

By: /s/  Chris Kaster
Name: Chris Kaster
Title: Chief Operating Officer

RIVIERA FUNDING LLC

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

SOF INVESTMENTS, L.P.

By: /s/  Marc R. Lisker
Name: Marc R. Lisker
Title: General Counsel

SPECIAL SITUATIONS INVESTING GROUP, INC.

By: /s/  Michael Mansour
Name: Michael Mansour
Title: Authorized Signatory

STANWICH LOAN FUNDING LLC

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

SRF 2003, INC.

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

SRF TRADING, INC.

By: /s/  Diana M. Himes
Name: Diana M. Himes
Title: Assistant Vice President

STARK EVENT TRADING LTD.

By: /s/  Michael A. Roth
Name: Michael A. Roth
Title: Managing Member of the
        Investment Manager of Stark
        Event Trading Ltd.

 With immediate effect from February 18, 2003, Start Event Trading, Ltd. Expressly requests that it not be provided with any non-public information (including any non-public portions of the materials described in Section 5.01 of the Revolving Credit, Term Loan and Guarantee Agreement) relating to Borrower or any Guarantor.  Stark Event Trading Ltd. Reserves the right to revoke this election by providing the Borrower with express written notice of such revocation.
STEIN ROE FLOATING RATE
LIMITED LIABILITY COMPANY

By: Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Advisor

By: /s/  Kathleen A. Zarn
Name: Kathleen A. Zarn
Title: Senior Vice President

STONEHILL INSTITUTIONAL PARTNERS, L.P.

By: /s/  Christopher Wilson
Name: Christopher Wilson
Title: General Partner

SUN TRUST BANK

By: /s/  Kenneth M. Uchiyama
Name: Kenneth M. Uchiyama
Title: Managing Director

TORONTO DOMINION (NEW YORK), INC.

By: /s/  Stacey Malek
Name: Stacey Malek
Title: Vice President

TRILOGY PORTFOLIO COMPANY, LLC

By: /s/  Charles R. Howe II
Name: Charles R Howe II
Title: Treasurer

UAL INVESTORS, L.L.C.

By: /s/  William F. Mellin
Name: William F. Mellin
Title: Managing Member

WATERSHED CAPITAL PARTNERS, L.P.

By: WS Partners, L.L.C.

By: /s/  Meridee Moore
Name: Meridee Moore
Title: Senior Managing Member

WATERSHED CAPITAL INSTITUTIONAL PARTNERS, L.P.

By: WS PARTNERS, L.L.C.

By: /s/  Meridee Moore
Name: Meridee Moore
Title: Senior Managing Member

WATERSHED CAPITAL PARTNERS (OFFSHORE) LTD.

By: Watershed Asset Management, L.L.C.

By: /s/  Meridee Moore
Name: Meridee Moore
Title: Senior Managing Member